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EXHIBIT 10.6

                              JLG Industries, Inc.
                           Directors Stock Option Plan
                                 August 1, 1998


1.   Purpose

     The JLG Industries, Inc. Directors Stock Option Plan (the "Plan") is designed to enable Outside Directors of JLG Industries, Inc. (the "Company") to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding Outside Directors, but also of promoting a closer identity of interests between Outside Directors and shareholders.

2.   Definitions

     In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

     (a) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Option; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Option. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

     (b) "Board of Directors" or "Board" means the Board of Directors of the Company.

     (c)  "Change in Control" means the first to occur of the following events:

          (1) an acquisition (other than directly from the Company) of securities of the Company by any person, immediately after which such person, together with all securities law affiliates and associates of such person, becomes the beneficial owner of securities of the Company representing 25 percent or more of the voting power; provided that, in determining whether a Change in Control has occurred, the acquisition of securities of the Company in a non-control acquisition will not constitute an acquisition that would cause a Change in Control; or

          (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the incumbent Board then serving as members of the Board of Directors, are elected within any single 12-month period to serve on the Board of Directors; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been approved by a majority of the incumbent Board for purposes of this definition; or

          (3) members of the incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or


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          (4)  approval by shareholders of the Company of:

               (i) a merger, consolidation, or reorganization involving the Company, unless

               (A) the shareholders of the Company, immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 75 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

               (B) individuals who were members of the incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the surviving corporation; and

               (C) no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation, or reorganization, had beneficial ownership of securities representing 25 percent or more of the voting power) has beneficial ownership of securities representing 25 percent or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

               (ii) a complete liquidation or dissolution of the Company; or

               (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means a committee consisting of such number (not less than two) of members of the Compensation Committee of the Board of Directors with such qualifications as are required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 as in effect from time to time (or any successor rule of similar import).

     (f)  "Company" means JLG Industries, Inc.

     (g) "Disability" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

     (h) "Employee" means any person who is an employee , as defined in Section 3401(c) of the Code, of the Company, any Subsidiary, or any Parent.

     (i) "Fair Market Value" means, when used in connection with the Shares on a certain date, the mean of the high and low prices at which Shares are traded on the trading day preceding the date of determination as reported for such day by The Wall Street Journal (or if Shares are not traded on such day, on the next preceding day on which Shares are traded) or, if the prices at which Shares are traded are not reported by the Wall Street Journal, any other appropriate method that the Company deems fair and equitable.

     (j) "Grantee" means a person to whom an Option has been granted under the Plan.


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     (k)  "Option" means any option to purchase a Share or Shares pursuant to the provisions of the Plan.

     (l) "Option Agreement" means the written agreement to be entered into by the Company and the Grantee, as provided in Section 5 hereof.

     (m) "Outside Director" means each member of the Board of Directors who is not an Employee.

     (n) "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code (or a successor provision of similar import).

     (o) "Plan" means the JLG Industries, Inc. Directors Stock Option Plan, as set forth herein and as amended from time to time.

     (p)  "Shares" means shares of the Company's $.20 par value capital stock.

     (q) "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

     (r) "Term" means the period during which a particular Option may be exercised.

3.   Adoption Date and Duration of the Plan

     The Plan is effective September 27, 1993, and shall continue in effect until December 31, 2003, unless it is sooner terminated in accordance with
     Section 13 hereof; provided, however, that if the Plan is not approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, the Plan and all Options shall be of no effect. An Option outstanding at the time the Plan is terminated shall not cease to be or cease to become exercisable pursuant to its terms solely because of the termination of the Plan.

4.   Number and Source of Shares Subject to the Plan

     (a) The Company may grant Options under the Plan with respect to not more than 1,968,000 Shares, which shall be provided from Shares in the Company's treasury, by the issuance of Shares authorized but unissued, or from outstanding Shares purchased in the open market.

     (b) If an Option previously granted is surrendered before exercise, or lapses or is terminated without being exercised, in whole or in part, the Shares subject to the Option shall become available for the granting of Options under the Plan within the aggregate maximum number of Shares stated in subsection (a), but only to the extent that such Option has not been exercised.

5.   Grant of Options

     (a) In each year during the term of the Plan, a single Option to purchase 6,000 Shares shall automatically be granted to each individual who is an Outside Director on the date of grant for that year; provided, however, that such Options shall not be granted unless the Company had a net profit before extraordinary events (as determined by the Company's independent auditors and reflected in the Company's annual report) for the immediately preceding fiscal year. The date of grant of such Options in each year shall be the date on which the results of the election of directors held at the Company's annual meeting for that year are certified by the judge of elections.

     (b) At any time after shareholder approval of the Plan and prior to the termination of the Plan, a single Option shall automatically be granted to each individual who is appointed to the Board for the first time by action of the Board and not action of the Company's shareholders. The date of grant of such an Option shall be the date on


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          which the Outside Director is appointed to the Board for the first time. The number of Shares subject to such an Option shall be determined according to the following formula: 16.4384 x (365 -Y), where Y is the number of days between the immediately preceding annual meeting and the date of grant.

     (c) All such grants shall be subject to and conditioned upon shareholder approval of the Plan as provided in Section 3. The Options shall not be incentive stock options within the meaning of Section 422(b) of the Code. Options may be granted under the Plan only as provided in this
          Section 5.

     (d) Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company.

6.   Terms of Options

     (a) The Option price per Share of each Option shall be equal to the Fair Market Value of a Share on the date of the grant of the Option.

     (b) Each Option shall have a Term of ten years, unless it is sooner terminated in accordance with the provisions of the Plan. In no event shall an Option be exercisable after the expiration of such Term.

     (c) Each Option shall first become exercisable with respect to all of the Shares on the first anniversary of the date of the grant of the Option, except that no Option may be exercised prior to the expiration of six months after the later of (i) the date of the grant of the Option or (ii) the date of shareholder approval of the Plan.

     (d) A Grantee may at any time or from time to time during the Term of an Option exercise all or any portion of the Option that is then exercisable.

     (e) Notwithstanding the provisions of subsection (c), upon the expiration of the mandatory six-month holding period specified in subsection (c) above, all outstanding Options shall become exercisable in full, immediately following the date on which the Company obtains actual knowledge that a Change in Control has occurred.

7.   Exercise of Option

     (a)  Options shall be exercised by delivering or mailing to the Company:

          (1) a notice, in the form and in the manner prescribed by the Company, specifying the number of Shares to be purchased, and

          (2)  payment in full of the Option price for the Shares so purchased
               (i) by money order, cashier's check, or certified check; (ii) by the tender of Shares to the Company, or by the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company's reducing the number of Shares that it issues to the Grantee by the number of Shares necessary for payment in full of the Option price for the Shares so purchased; (iii) a combination thereof; or (iv) unless the Committee expressly notifies the Grantee otherwise at any time prior to full exercise, by the Grantee's (a) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee's account and (b) irrevocable instruction letter to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company, provided that at the time of exercise, such exercise would not subject the Grantee to liability under section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 promulgated under such Act or any other exemption from such liability. The Company shall deliver an acknowledgment to the broker upon receipt of instructions to deliver the


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               Shares. The Company shall deliver the Shares to the broker upon the settlement date. The broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price upon receipt of the Shares from the Company.

          The Company shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable. Except as provided in this paragraph, the date of exercise shall be deemed to be the date that the notice of exercise and payment of the Option price are received by the Committee. For exercise pursuant to Section 7(a)(2)(iv) of the Plan, the date of exercise shall be deemed to be the date that the notice of exercise is received by the Committee.

     (b) Subject to subsection (c) below, upon receipt of the notice of exercise and upon payment of the Option price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax.

     (c) The exercise of each Option under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such exercise (or the delivery or purchase of Shares thereunder) (i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration, qualification on any securities exchange, on any quotation system, or under any state or federal law, of any Shares otherwise deliverable in connection with such exercise, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Option shall not extend the time within which the Option may be exercised, unless the Company and the Grantee choose to amend the terms of the Option to provide for such an extension; and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary by reason of any such postponement or limitation.

     (d) Except as provided in Section 7(e) below, Options granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 8(a) hereof, and an Option may be exercised during the lifetime of the Grantee only by him.

     (e) Subject to the approval of the Committee in its sole discretion, Options may be transferable to members of the immediate family of the Grantee and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. "Members of the immediate family" means the Grantee's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

     (f) Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.

8.   Exercise of Option after Termination of Status as a Director


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     (a)  Death

          If a Grantee's status as a member of the Board shall terminate due to the Grantee's death, or if the Grantee shall die while an Option is exercisable pursuant to subsection (d) below, any Option held by the Grantee on the date of his death may be exercised at any time within twelve months after the Grantee's death, and only by the Grantee's Beneficiary.

     (b)  Disability

          If a Grantee's status as a member of the Board shall terminate due to his Disability, the Grantee may exercise the Option at any time within two years after such termination.

     (c)  Retirement

          If a Grantee's status as a member of the Board shall terminate due to his retirement, the Grantee may exercise the Option at any time within five years after such termination.

     (d)  Termination of Status as a Director for any Other Reason

          If a Grantee's status as a member of the Board shall terminate for any reason other than those specified in subsection (a), (b) or (c) above, the Grantee may exercise the Option at any time within six months after the termination of such status, to the extent that the Option was exercisable on the date of such termination.

     (e) Notwithstanding any other provision of this Plan, except for the six-month waiting period described in the final sentence of Section 6(c) and the ten-year Term of the Option described in Section 6(b), an Option shall become immediately exercisable in full upon Disability or death of the Grantee, and any Option that would have become immediately exercisable in full upon the Grantee's Disability or death but for the application of such six-month waiting period shall become immediately exercisable in full upon the expiration of such six-month waiting period.

9.   Tax Withholding

     The Company shall have the right to collect an amount sufficient to satisfy any federal, state and/or local withholding tax requirements that might apply with respect to any Option to a Grantee.

10.  Shareholder Rights

     An Option shall not confer upon the Grantee any rights of a shareholder, unless and until Shares are actually issued to him pursuant to the exercise of the Option.

11.  Adjustment for Changes in Capitalization

     Subject to the provisions of Section 13 hereof, in the event that there if any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise; or if there shall be any dividend on the Shares, payable in Shares; or if there shall be a stock split or a combination of Shares, the number of Shares subject to outstanding Options, and the Option price per Share of each outstanding Option may be proportionately adjusted by the Board of Directors as it deems equitable in its sole and absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated.

12.  Effects of Merger or Other Reorganization

     If the Company shall be the surviving corporation in a merger or other reorganization, Options shall extend to stock and securities of the Company after the merger or other


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     reorganization to the same extent that a person who held, immediately before the merger or reorganization, the number of Shares corresponding to the number of Shares covered by the Award would be entitled to have or obtain stock and securities of the Company under the terms of the merger or reorganization.

13.  Termination, Suspension or Modification of Plan

     The Board of Directors may at any time terminate, suspend, or modify the Plan; provided that the Board shall not, without approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, at a meeting duly held in accordance with applicable law, (a) change the class of persons eligible for Options; (b) change the Option price of Options as provided in
     Section 6 (other than through adjustments for changes in capitalization as provided in Section 11 hereof); (c) increase the maximum duration of the Plan; (d) materially increase the benefits accruing to participants under the Plan; or (e) materially increase the number of securities that may be issued under the Plan; and provided further that the provisions of the Plan that affect the eligibility to participate in the Plan, or that affect the number, Option price or timing of Options shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. The last proviso is intended to comply with the exemption for formula awards under 17 C.F.R. ss. 240.16b-3(c)(2)(ii)(B) and shall be construed consistent with, applied only to the extent required by such provision. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any Beneficiary, under the terms of any Option granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to
     Section 11 hereof does not adversely affect any such right.

14.  Application of Proceeds

     The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

15.  General Provisions

     The grant of an Option in any year shall not confer upon the Grantee any right to remain a member of the Board.

16.  Governing Law

     The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that such laws may be superseded by any federal law.


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EXHIBIT 22

                             Listing of Subsidiaries

                                                                     Percent of
                                                                       Voting
                                                                     Securities
                                      Jurisdiction of                 Owned by
Subsidiary                            Incorporation                  the Company
----------                            ---------------             --------------

JLG Equipment Services, Inc.          Pennsylvania                    100%

Fulton International, Inc.            Delaware                        100%

Fulton International Foreign
Sales Corporation                     Barbados                        100%

Zontess Pty. Ltd.                     Australia                       100%

JLG Manufacturing, LLC                Pennsylvania                    100%


The financial statements of the above listed subsidiaries are included in the Company's Consolidated Financial Statements incorporated herein by reference.